SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): December 3, 1997


                       U.S. AUTOMOTIVE MANUFACTURING, INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                     0-20436                   65-0309477
(State or other jurisdiction       (Commission               (I.R.S. Employer
 of incorporation)                 File Number)              Identification No.)



         Route 627, Airport Drive, P.O. Box 1426 Tappahannock, VA     22560
               (Address of principal executive offices)             (Zip Code)



       Registrant's telephone number, including area code: (804) 443-5365



                               RT INDUSTRIES, INC.
                1875 East Lake Mary Boulevard, Sanford, FL 32773
           Former name or former address, if changed since last report


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Item 5. Other Events.

     On December 3, 1997, U.S. Automotive Manufacturing, Inc. (formerly, RT Industries, Inc.) (the "Company") issued an aggregate of 2,866,280 shares (the "Shares") of the Company's Common Stock, par value $.001 per share (the "Common Stock") upon the conversion of five (5) 10% Cumulative Convertible Debentures (the "Debentures"), in the aggregate amount of Five Million U.S. Dollars ($5,000,000), previously sold by the Company in reliance upon the exemption from registration afforded by Regulation S ("Reg S") as promulgated by the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended (the "Act"). See the Company's Report, dated August 18, 1997, filed with the Commission on Form 8K.

     At the time of issuance, the Shares represented 18.22% of the aggregate issued and outstanding shares of Common Stock of the Company. As a result of the issuance, at the close of business on December 8, 1997, there were 15,724,893 shares of Common Stock outstanding.

     The Debentures were convertible into shares of the Company's Common Stock any time commencing sixty (60) days after the date of issuance of the Debentures, at a conversion price equal to the lesser of seventy-five percent (75%) of: (i) the average closing bid price of the shares of Common Stock of the Company as quoted on NASDAQ for the five (5) trading days preceding the date on which notice of conversion is effective, or (ii) one hundred ten percent (110%) of the average closing bid price of the shares of Common Stock of the Company as quoted on NASDAQ for the five (5) trading days preceding the date on which the funds necessary to purchase such Debentures were received by the Company.

     In connection with such conversions, the holders of the Debentures made various investment representations, including, without limitation, that they (a) were not "U.S. Persons" as such term is defined in Reg S, (b) were outside of the United States at the time the purchase order for the Debenture originated and at the time of the conversion thereof; (c) were not purchasing or converting the Debenture on behalf of any "U.S. Person" and (d) the purchase and conversion of the Debentures were not part of a scheme by such holders to evade the Act's registration provisions.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       U.S. Automotive Manufacturing, Inc.


                                       By:  /s/ John W. Kohut
                                            ------------------------------------
                                            John W. Kohut, Chairman of the Board

Date:  December 10, 1997

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